Exhibit 10.11

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) made as of July 20, 2011 by and between TK Star Design Inc, a Nevada corporation (the “Issuer”) and Bernard & Yam, LLP, 401 Broadway, Suite 1708, New York, NY 10013 (the “Escrow Agent”).

W I T N E S E T H:

WHEREAS, the Issuer is offering to the subscribers (“Subscribers”) pursuant to a subscription agreement, dated as of the date hereof (as amended or supplemented, the “Subscription Agreement”), (i) 615,000 share of Company common stock (the “Shares”) at a purchase price of $1.00 per share; (ii) Series A share purchase warrants to purchase up to 1,230,000 shares of Company common stock, exercisable for a period of three (3) years at an exercise price of $0.50 per share (the “Series A Warrants”); (iii) Series B share purchase warrants to purchase up to 1,230,000 shares of Company common stock, exercisable for a period of three (3) years at an exercise price of $0.75 per share (the “Series B Warrants”); (iv) Series C share purchase warrants to purchase up to 615,000 shares of Company common stock, exercisable for a period of three (3) years at an exercise price of $1.00 per share (the “Series C Warrants”); and (v) Series D share purchase warrants to purchase up to 615,000 shares of Company common stock, exercisable for a period of three (3) years at an exercise price of $1.00 per share (the “Series D Warrants”)  in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6), Regulation D and/or Regulation S as promulgated by the United States Securities and Exchange Commission  under the Securities Act of 1933, as amended (the “Offering”)’;

WHEREAS, the Issuer proposes to establish an escrow account (the “Escrow Account”), to which subscription monies which are received by the Escrow Agent from the prospective subscribers in connection with the  Offering are to be credited, and the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions hereinafter set forth;

WHEREAS, the Escrow Agent will enter agreement with certain bank (the “Bank”) to establish a special bank account into which the subscription monies, which are received by the Escrow Agent and credited to the Escrow Account, are to be deposited;

WHEREAS, some Subscribers may have already wired the funds to the Escrow Agent, pursuant to the Escrow Agreement, dated July 7, 2011 by and among the Escrow Agent, Phoenix International (China) Limited Company, a Hong Kong company and the Subscribers (“Prior Escrowed Funds”);

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1.

Subscription Agreement.  Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the Subscription Agreement which is attached to this Agreement as Exhibit A and is incorporated by reference herein and made a part hereof (the “Subscription Agreement”).  Defined terms not ascribed a definition herein shall have the meaning as set forth in the Subscription Agreement.

2.

Subscribers Representative.  The Subscribers hereby elect Sasha Shemirani as their Subscribers Representative.  The Subscribers understand and acknowledge the Subscribers Representative will act as the representative of the party with regard to the actions set forth herein.

3.

Establishment of the Bank Account.

3.1

The Escrow Agent shall establish a non-interest-bearing bank account at the branch of the Bank selected by the Escrow Agent, and bearing the designation set forth on the Subscription Agreement (heretofore defined as the “Bank Account”).  The purpose of the Bank Account is for (a) the deposit of all subscription monies (checks or wire transfers) which are received from prospective subscribers of the Offering and are delivered to the Escrow Agent, (b) the holding of amounts of subscription monies which are collected through the banking system, and (c) the disbursement of collected funds, all as described herein.

3.2

The Escrow Agent shall accept funds either from the Prior Escrowed Funds or beginning no earlier than July 8, 2011 and no later than July 11, 2011 (the “Offering Period”).  The Offering Period shall be extended at the mutual discretion of both the Issuer and the Subscribers Representative (an “Extension Period”) only if the Escrow Agent shall have received notice thereof prior to the expiration of the Offering Period.  The Extension Period, which shall be deemed to commence on the next calendar day following the expiration of the Offering Period, shall consist of the number of calendar days or business days set forth on the notice provided by the Issuer and Subscribers Representative.  The last day of the Offering Period, or the last day of the Extension Period (if the Escrow Agent has received written notice thereof as herein above provided), is referred to herein as the “Termination Date.”  Except as provided in Section 5.3 hereof, after the Termination Date, the Representative of Subscribers shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective subscribers.

4.

Deposits to the Bank Account.

4.1

The Issuer shall direct the prospective subscribers of the Purchased Securities to deliver to the Escrow Agent all monies in the form of checks, or wire transfers to be accompanied by a an executed Subscription Agreement.  Upon the Escrow Agent’s receipt of such monies, same shall be credited to the Escrow Account.  All checks delivered to the Escrow Agent shall be made payable to “Bernard & Yam, LLP-Attorney Trust Account” and referencing “TK Star”  Any check payable other than to the Escrow Agent as required hereby shall be returned to the prospective subscriber (together with any subscription information or other documents delivered therewith) by noon of the next business day following receipt of such check by the Escrow Agent, and such check shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Agreement.

4.2

Promptly after receiving subscription monies as described in Section 4.1, the Escrow Agent shall deposit the same into the Bank Account.  Amounts of monies so deposited are hereinafter referred to as “Escrow Amounts.”  The Escrow Agent shall cause the Bank to process all Escrow Amounts for collection through the banking system.

4.3

The Escrow Agent shall not be required to accept for credit to the Escrow Account or for deposit into the Bank Account checks or wires that are not accompanied by an executed Subscription Agreement.

4.4

The Escrow Agent shall not be required to accept in the Escrow Account any amounts representing payments by prospective subscribers, whether by check or wire, except during the Escrow Agent’s regular business hours.

4.5

Those Escrow Amounts which have been deposited in the Bank Account and which have cleared the banking system and have been collected by the Escrow Agent are herein referred to as the “Fund.”

4.6

If the Offering is terminated before the Termination Date, the Escrow Agent shall refund any portion of the Fund prior to disbursement of the Fund in accordance with Article 5 hereof upon instructions in writing signed by the Issuer and Subscribers Representative.

4.7

If prior to the disbursement of the Fund in accordance with Section 5.2 below, the Escrow Agent has received notice from the Issuer that the subscription of a subscriber has been rejected since such subscriber does not qualify as an investor in the Offering, the Escrow Agent shall promptly refund to such subscriber the amount of payment received from such subscriber which is then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction therefrom, by drawing a check on the Bank Account for the amount of such payment and transmitting it to the subscriber.

5.

Disbursement from the Bank Account.

5.1

Subject to Section 5.3 below, if the Offering is terminated before the Termination Date by the Issuer, the Escrow Agent shall, upon its receipt of written instructions signed by both the Issuer and the Subscribers Representative, refund to each prospective subscriber the aggregate amount of the payment from said subscriber then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction therefrom.

5.2

Subject to Section 5.3 below, if at any time up to the close of regular banking hours on the Termination Date, the Escrow Agent has received joint written instructions from the Issuer and the Subscribers Representative that all conditions for release of funds and the issuance of Purchased Securities have been met for Closing, the Escrow Agent shall promptly disburse the Fund in accordance with such instructions.

5.3

Upon disbursement of all amounts in the Fund pursuant to the terms of this Article 5, the Escrow Agent shall be relieved of further obligations and released from all liability under this Agreement with respect to the Escrow Account.  It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund.

6.

Rights, Duties and Responsibilities of Escrow Agent.  It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

6.1

The Escrow Agent shall notify the Issuer of the Escrow Amounts which have been deposited in the Bank Account and of the amounts, constituting the Fund, which have cleared the banking system and have been collected by the Escrow Agent.

6.2

The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the Subscription Agreement or any other agreement between the Issuer and any prospective subscriber nor shall the Escrow Agent be responsible for the performance by the Issuer of its obligations under this Agreement.

6.3

The Escrow Agent shall not be required to accept from the prospective subscribers any subscription information pertaining to the Offering unless such subscription information is accompanied by checks or wire transfers meeting the requirements of Section 4.1, nor shall the Escrow Agent be required to keep records of any information with respect to payments deposited by the prospective subscribers except as to the amount and date of such payments; however, the Escrow Agent shall notify the prospective subscriber within a reasonable time of any discrepancy between the amount set forth in any subscription information and the amount delivered to the Escrow Agent therewith.  Such amount need not be accepted for deposit in the Escrow Account until such discrepancy has been resolved.

6.4

The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder.  The Escrow Agent, within a reasonable time, shall return to the prospective subscriber any check received which is dishonored, together with the subscription information, if any, which accompanied such check.

6.5

The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof.  The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

6.6

If the Escrow Agent shall receive instructions with respect to the Bank Account, the Escrow Amounts or the Fund which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrow Amounts, the Fund, or a portion thereof, in the Bank Account pending the resolution of such uncertainty to the Escrow Agent’s sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise.

6.7

The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or negligence.  The Escrow Agent shall be entitled to consult with counsel of its own choosing.

6.8

The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Amounts, the Fund or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Fund or any part thereof.

7.

Amendment: Resignation. This Agreement may be altered or amended only with the written consent of the Issuer, Escrow Agent and the Subscribers Representative.  The Escrow Agent may resign for any reason upon five (5) business days’ written notice to the Issuer.  Should the Escrow Agent resign as herein provided, it shall not be required to accept any deposit, make any disbursement or otherwise dispose of the Escrow Amounts or the Fund, but its only duty shall be to hold the Escrow Amounts until they clear the banking system and the Fund for a period of not more than five (5) business days following the effective date of such resignation, at which time (a) if a successor escrow agent shall have been appointed and written notice thereof (including the name and address of such successor escrow agent) shall have been given to the resigning Escrow Agent by the Issuer and such successor escrow agent, then the resigning Escrow Agent shall deliver over to the successor escrow agent the Fund, less any portion thereof previously paid out in accordance with this Agreement; or (b) if the resigning Escrow Agent shall not have received written notice signed by the Issuer  and the Subscribers Representative, and a successor escrow agent, then the resigning Escrow Agent shall promptly refund the amount in the Fund to each prospective subscriber, without interest thereon or deduction therefrom, and the resigning Escrow Agent shall promptly notify the Issuer in writing of its liquidation and distribution of the Fund; whereupon, in either case, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement.

8.

Representations and Warranties. The Issuer hereby represents and warrants to the Escrow Agent that:

8.1

No party other than the parties hereto and the prospective subscribers have, or shall have, any lien, claim or security interest in the Escrow Amounts or the Fund or any part thereof.

8.2

No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Amounts or the Fund or any part thereof.

8.3

All of the information contained in the Subscription Agreement is, as of the date hereof, and will be, at the time of any disbursement of the Fund, true and correct.

9.

Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fees set forth on the Subscription Agreement, payable by the Issuer as and when stated therein.  In addition, the Issuer agrees to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees of one counsel. The Escrow Agent confirms that no additional expenses shall be incurred absent extraordinary conditions.

10

Indemnification and Contribution.

10.1

The Issuer ( the “Indemnitor”) agrees to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of any of the Indemnitees.

10.2

If the indemnification provided for in Section 10.1 is applicable, but for any reason is held to be unavailable, the Indemnitor shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including reasonable counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitor.

10.3

The provisions of this Section 10 shall survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent or otherwise.

11.

Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Amounts or the Fund shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

12.

Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Postal Service, or by overnight courier, and addressed, if to the Issuer, at its address set forth on the Subscription Agreement, and if to the Escrow Agent, at its address set forth above.

13.

Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

14.

Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

15.

Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

BERNARD & YAM, LLP

By:   /s/ Man Yam, Esq.

        Name: Man Yam, Esq

        Title: Managing Partner

ISSUER

By:   /s/ Guolin Yang

        Name: Guolin Yang

        Title:   Chief Executive Officer

Subscribers

By:   /s/ Sasha Shemirani

        Representative of Subscribers

EXHIBIT A